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[LETTERHEAD OF COOPERS & LYBRAND]
                                                                    EXHIBIT 16.1



January 30, 1998



Mr. Steven Raft
Chief Financial Officer
Tomorrow's Morning, Inc.
Los Angeles, CA  90049-3305

Dear Mr. Raft:

This is to confirm that the client-auditor relationship between Tomorrow's Morning, Inc., (Commission File Number 0-29050) and Coopers & Lybrand L.L.P. has ceased.

Very truly yours,

/s/ Coopers & Lybrand LLP

Coopers & Lybrand L.L.P.



cc: Office of the Chief Accountant
    SECPS Letter File
    Securities and Exchange Commission
    Mail Stop 11-3
    450 Fifth Street, N.W.
    Washington, D.C.  20549